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Exhibit 10.2

HOSTOPIA.COM INC.

2006 STOCK OPTION PLAN

1.
Purpose of the Plan

1.1
The purpose of the Plan is to attract, retain and motivate persons of training, experience and leadership to the Corporation and its Subsidiaries, including their directors, officers and employees, and to advance the interests of the Corporation by providing such persons with the opportunity, through share options, to acquire an increased proprietary interest in the Corporation.

2.
Defined Terms

  Where used herein, the following terms shall have the following meanings, respectively:

2.1
"Affiliate" means an affiliate, as such term is defined from time to time in NI 45-106.

2.2
"Associate" means an associate, as such term is defined from time to time in NI 45-106.

2.3
"Blackout Period" means any blackout period self-imposed by the Corporation that restricts the purchase and sale of the Corporation's securities by designated persons for a period of time; for greater certainty a "Blackout Period" includes any quarterly or special blackout period self-imposed by the Corporation but excludes any cease trade order imposed against the Corporation or an Insider.

2.4
"Board" means the board of directors of the Corporation.

2.5
"Business Day" means a business day on which a stock exchange that the Corporation has listed its securities is open for trading or, if the Corporation has not listed its securities on any stock exchange, it means a business day on which a stock exchange, as may be selected for such purpose by the Committee, is open for trading.

2.6
"Committee" means the Compensation Committee of the Board provided that, if at any time the Committee has not been constituted, the Committee shall be deemed for all purposes of the Plan to be the Board.

2.7
"Consultant" means a consultant, as such term is defined from time to time in NI 45-106.

2.8
"Corporation" means Hostopia.com Inc. and includes any successor corporation thereof.

2.9
"director" means a director, as such term is defined from time to time in NI 45-106.

2.10
"Eligible Person" means:

(a)
an employee, executive officer, director or consultant of the Corporation;

  (b)
  an employee, executive officer, director or consultant of a Related Entity of the Corporation, or

  (c)
  a Permitted Assign of a Person referred to in paragraph (a) or (b) above.

2.11
"employee" means:

(a)
an individual who is employed full-time by the Corporation; or

(b)
an individual who works full-time for the Corporation providing services normally provided by an employee and who is subject to the same control and direction by the Corporation over the details and methods of work as an employee of the Corporation, but for whom income tax deductions are not made at source.

2.12
"executive officer" means an executive officer, as such term is defined from time to time in NI 45-106.

2.13
"Expiry Time" means, with respect to any Option, the close of business on the date upon which such Option will expire.

2.14
"Insider" means an insider, as such term is defined in Subsection 1(1) of the Securities Act (Ontario), of the Corporation, and also includes the Associates and Affiliates of an Insider.

2.15
"Market Price" at any date in respect of the Shares means the VWAP of the Shares on the Toronto Stock Exchange or another stock exchange where the majority of the trading volume and value of the Shares occurs for the five trading days immediately preceding such date (or, if the Shares are not then listed and posted for trading on the Toronto Stock Exchange, on such stock exchange on which the Shares are listed and posted for trading as may be selected for such purpose by the Committee) and provided further that, in the event that the Shares are not listed and posted for trading on any stock exchange, the Market Price shall be the fair market value of such Shares as determined by the Committee in its sole discretion.

2.16
"NI 45-106" means National Instrument 45-106 — Prospectus and Registration Exemptions of the Canadian Securities Administrators, as amended or varied from time to time.

2.17
"Permitted Assigns" means permitted assigns, as such term is defined from time to time in NI 45-106.

2.18
"Person" means a person, as such term is defined from time to time in NI 45-106.

2.19
"Option" means an option to purchase Shares granted to an Eligible Person under the Plan.

2.20
"Option Price" means the price per Share at which Shares may be purchased under an Option, as the same may be adjusted from time to time in accordance with Article 9 hereof.

2.21
"Optioned Shares" means the Shares issuable pursuant to an exercise of Options.

2.22
"Optionee" means an Eligible Person to whom an Option has been granted and who continues to hold such Option.

2.23
"Plan" means the 2006 Stock Option Plan of the Corporation, as the same may be further amended or varied from time to time.

2.24
"Related Entity" means a related entity, as such term is defined from time to time in NI 45-106.

2.25
"Shares" means the shares of common stock of the Corporation or, in the event of an adjustment contemplated by Article 9 hereof, such other shares or securities to which an Optionee may be entitled upon the exercise of an Option as a result of such adjustment.

2.26
"VWAP" means the volume weighted average trading price of the Shares, calculated by dividing the total value by the total volume of Shares traded for the relevant period.

3.
Administration of the Plan

3.1
The Plan shall be administered by the Committee.

3.2
The Committee shall have the power, where consistent with the general purpose and intent of the Plan and subject to the specific provisions of the Plan:

(a)
to establish policies and to adopt rules and regulations for carrying out the purposes, provisions and administration of the Plan;

(b)
to interpret and construe the Plan and to determine all questions arising out of the Plan or any Option, and any such interpretation, construction or determination made by the Committee shall be final, binding and conclusive for all purposes;

(c)
to determine the number of Shares covered by each Option;

(d)
to determine the Option Price of each Option;

(e)
to determine the time or times when Options will be granted and exercisable;

(f)
to determine if the Shares which are issuable on the exercise of an Option will be subject to any restrictions upon the exercise of such Option; and

(g)
to prescribe the form of the instruments relating to the grant, exercise and other terms of Options.

3.3
A member of the Committee may be entitled to participate in the Plan only if an Option to such member is granted, and the terms and provisions thereof determined, by the Committee without such member of the Committee participating in any manner whatsoever in the granting of an Option to, or the determinations made with respect to, such member of the Committee or to such Option.

3.4
The Committee may, in its discretion, require as conditions to the grant or exercise of any Option that the Optionee shall have:

(a)
represented, warranted and agreed in form and substance satisfactory to the Corporation that such Optionee is acquiring and will acquire such Option and the Shares to be issued upon the exercise thereof or, as the case may be, is acquiring such Shares, for such Optionee's own account, for investment and not with a view to or in connection with any distribution, that such Optionee has had access to such information as is necessary to enable such Optionee to evaluate the merits and risks of such investment and that such Optionee is able to bear the economic risk of investing in the Shares;

(b)
agreed to restrictions on transfer in form and substance satisfactory to the Corporation and to an endorsement on any option agreement or certificate representing the Shares making appropriate reference to such restrictions; and

(c)
agreed to indemnify the Corporation in connection with the foregoing.

3.5
Any Option granted under the Plan shall be subject to the requirement that, if at any time counsel to the Corporation shall determine that the listing, registration or qualification of the Shares subject to such Option upon any securities exchange or under any law or regulation of any jurisdiction, or the consent or approval of any securities exchange or any governmental or regulatory body, is necessary as a condition of, or in connection with, the grant or exercise of such Option or the issuance or purchase of Shares thereunder, such Option may not be accepted or exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Committee. Nothing herein shall be deemed to require the Corporation to apply for or to obtain such listing, registration, qualification, consent or approval.

4.
Shares Subject to the Plan

4.1
Options may be granted in respect of authorized and unissued Shares, provided that, subject to Section 4.2 and 4.3 hereof, an Option shall not be granted if the aggregate number of Shares then reserved for issuance upon the exercise of all Options granted under the Plan, subject to any adjustment of such number pursuant to the provisions of Article 9 hereof, would then exceed 10% of the Shares issued and outstanding (including all Shares reserved for issuance upon the exercise of all stock options granted under the Current Plan (as defined in Section 11.5) and any other security based compensation arrangement of the Corporation). Optioned Shares in respect of which, for any reason, Options are not exercised (whether pursuant to the exercise of stock appreciation rights or otherwise) shall be available for subsequent Options. No fractional Shares may be purchased or issued under the Plan.

4.2
No Options shall be granted if such grant could result in the number of Shares issued to Insiders, within a one year period, and issuable to Insiders, at any time, under the Plan, the Current Plan and any other security based compensation arrangement of the Corporation in the aggregate exceeding 10% of the Shares then issued and outstanding.

4.3
Notwithstanding Section 4.1, but subject to Section 4.2, Options may be granted which would result in the aggregate number of Shares reserved for issuance upon the exercise of all Options granted under the Plan exceeding 10% of the Shares issued and outstanding provided that no exercise of such Option shall be permitted until security holder approval is obtained.

5.
Eligibility, Grant and Terms of Options

5.1
Options may be granted to any Eligible Person in accordance with Section 5.2 hereof.

5.2
Options may be granted by the Corporation pursuant to the recommendations of the Committee from time to time provided and to the extent that such decisions are approved by the Board.

5.3
Subject as herein and otherwise specifically provided in this Article 5, the number of Shares covered by each Option, the Option Price, the Expiry Time, the extent to which such Option is exercisable from time to time during the term of the Option and other terms and conditions relating to such Option shall be determined by the Committee.

5.4
Subject to any adjustments pursuant to the provisions of Article 8 hereof, the Option Price of any Option shall in no circumstances be lower than the Market Price on the date on which the grant of the Option is approved by the Committee. If, as and when any Shares have been duly purchased and paid for under the terms of an Option, such Shares shall be conclusively deemed allotted and issued as fully paid and non-assessable Shares at the price paid therefor.

5.5
The term of an Option shall be the later of: (i) a fixed term not exceeding 10 years from the date of the grant of the Option ("Fixed Term"); and (ii) 10 Business Days following the lifting of a Blackout Period, provided that: (A) the Blackout Period applies to the Optionee; and (B) the Fixed Term expires during the Blackout Period or within 10 Business Days following the lifting of the Blackout Period ("Blackout Expiration Term"). The Blackout Expiration Term is fixed and shall not be subject to the discretion of the Board of Directors or the Committee.

5.6
An Option shall be personal to the Optionee and shall be non-assignable and non-transferable (whether by operation of law or otherwise), except as provided for herein. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of an Option contrary to the provisions of the Plan, or upon the levy of any attachment or similar process upon an Option, the Option shall, at the election of the Corporation, cease and terminate and be of no further force or effect whatsoever.

5.7
The Corporation may, subject to Board approval, provide financial assistance to Optionees to facilitate the exercise of Options.

6.
Termination of Employment

6.1
Subject to Sections 6.2 and 6.3 hereof and to any express resolution passed by the Committee with respect to an Option, an Option and all rights to purchase Shares pursuant thereto shall expire and terminate immediately upon the Optionee who holds such Option ceasing to be an Eligible Person provided that, in the case of termination of employment for any reason, and whether or not for cause, such Option and all rights to purchase Shares thereto shall expire and terminate 30 days following notice of termination of employment.

6.2
If, before the expiry of an Option in accordance with the terms thereof, an Optionee shall cease to be an Eligible Person (an "Event of Termination") by reason of the Optionee's retirement at normal retirement age (including early retirement in accordance with the Corporation's then current plans, policies or practices with respect thereto) or as a result of the Optionee's permanent disability, then the Committee, at its discretion, may allow the Optionee to exercise the Option to the extent that the Optionee was entitled to do so at the time of such Event of Termination, at any time up to and including, but not after, a date three months, in the case of retirement, and six months, in the case of permanent disability, following the date of such Event of Termination or at the Expiry Time, whichever is earlier.

6.3
If an Optionee dies before the expiry of an Option in accordance with the terms thereof, the Optionees legal representative(s) may, subject to the terms of the Option and the Plan, exercise the Option to the extent that the Optionee was entitled to do so at the date of the Optionee's death at any time up to and including, but not after, a date one year following the date of the Optionee's death or at the Expiry Time, whichever is earlier.

6.4
For greater certainty, Options shall not be affected by any change of employment of the Optionee or by the Optionee ceasing to be a director of the Corporation provided that the Optionee continues to be an Eligible Person.

6.5
If the Optionee is a Permitted Assign, the references to the Optionee in this Article 6 shall be deemed to refer to the employee, executive officer, director or consultant associated with such Optionee.

7.
Stock Appreciation Rights

  At the discretion of the Board, any Option granted under the Plan may have attached thereto, at or after the time of grant, a number of stock appreciation rights (a "SAR" or "SARs") equal to the number of Shares which are the subject of the Option. SARs attaching to any Option shall entitle the Optionee, at his or her discretion, to surrender to the Corporation, the unexercised Option and to receive from the Corporation such number of Shares as determined by the following formula:

Number of Shares to be issued from treasury upon an exercise of SARs	=	Number of SARs exercised	x	Share Premium Surrender Price

  For the purposes of the foregoing formula the term "Share Premium" means the amount by which the Surrender Price exceeds the Option Price per share of the related Option and "Surrender Price" means the value of a share at the time of exercise of a SAR.

  Any fractional Share that may be issuable under the foregoing formula shall be rounded up and issued as a whole Share.

  The exercise of SARs shall terminate the related Option and such Option shall be of no further force and effect. Any unexercised SAR shall terminate when the attached Option is exercised or such Option is surrendered, terminated or expires, as applicable. A SAR is attached to the related Option and is non-transferable and non-assignable except in connection with the transfer of the Option in accordance with the provisions of the Plan.

8.
Exercise of Options

8.1
Subject to the provisions of the Plan, an Option may be exercised from time to time by delivery to the Corporation at its principal office in Mississauga, Ontario of a written notice of exercise addressed to the Secretary of the Corporation specifying the number of Shares with respect to which the Option is being exercised and accompanied by payment in full, by cash or cheque, of the Option Price of the Shares then being purchased. Certificates for such Shares shall be issued and delivered to the Optionee within a reasonable time following the receipt of such notice and payment.

8.2
Notwithstanding any of the provisions contained in the Plan or in any Option, the Corporation's obligation to issue Shares to an Optionee pursuant to the exercise of any Option shall be subject to:

(a)
completion of such registration or other qualification of such Shares or obtaining approval of such governmental or regulatory authority as the Corporation shall determine to be necessary or advisable in connection with the authorization, issuance or sale thereof;

(b)
the admission of such Shares to listing on any stock exchange on which the Shares may then be listed;

  (c)
  the receipt from the Optionee of such representations, warranties, agreements and undertakings, as the Corporation determines to be necessary or advisable in order to safeguard against the violation of the securities laws of any jurisdiction; and

  (d)
  the satisfaction of any conditions on exercise prescribed pursuant to Section 3.4 hereof.

        In this connection the Corporation shall, to the extent necessary, take all commercially reasonable steps to obtain such approvals, registrations and qualifications as may be necessary for the issuance of such Shares in compliance with applicable securities laws and for the listing of such Shares on any stock exchange on which the Shares are then listed.

8.3
Options shall be evidenced by a share option agreement, instrument or certificate in such form not inconsistent with this Plan as the Committee may from time to time determine as provided for under Subsection 3.2(g), provided that the substance of Article 5 shall be included therein.

9.
Certain Adjustments

9.1
In the event of any subdivision or redivision of the Shares into a greater number of Shares at any time after the grant of an Option to any Optionee and prior to the Expiry Time, the Corporation shall deliver to such Optionee at the time of any subsequent exercise of such Optionee's Option in accordance with the terms hereof, in lieu of the number of Shares to which such Optionee was theretofore entitled upon such exercise, but for the same aggregate consideration payable therefor, such number of Shares as such Optionee would have held as a result of such subdivision or redivision if, on the record date thereof, the Optionee had been the registered holder of the number of Shares to which such Optionee was theretofore entitled upon such exercise.

9.2
In the event of any consolidation of the Shares into a lesser number of Shares at any time after the grant of an Option to any Optionee and prior to the Expiry Time, the Corporation shall deliver to such Optionee at the time of any subsequent exercise of such Optionee's Option in accordance with the terms hereof, in lieu of the number of Shares to which such Optionee was theretofore entitled upon such exercise, but for the same aggregate consideration payable therefor, such number of Shares as such Optionee would have held as a result of such consolidation if, on the record date thereof, the Optionee had been registered holder of the number of Shares to which such Optionee was theretofore entitled upon such exercise.

9.3
If at any time after the grant of an Option to any Optionee and prior to the Expiry Time, the Shares shall be reclassified, reorganized or otherwise changed, otherwise than as specified in Sections 9.1 and 9.2 or, subject to the provisions of Subsection 10.2(a) hereof, the Corporation shall consolidate, merge or amalgamate with or into another corporation (the corporation resulting or continuing from such consolidation, merger or amalgamation being herein call the "Successor Corporation") or the Corporation shall pay a stock dividend (other than any dividends in the ordinary course), the Optionee shall be entitled to receive upon the subsequent exercise of such Optionee's Option in accordance with the terms hereof and shall accept in lieu of the number of Shares to which such Optionee was theretofore entitled upon such exercise but for the same aggregate consideration payable therefor, the aggregate number of shares of the appropriate class and/or other consideration from the Corporation or the Successor Corporation (as the case may be) that the Optionee would have been entitled to receive as a result of such reclassification, reorganization or other change or, subject to the provisions of Subsection 10.2(a) hereof, as a result of such consolidation, merger, amalgamation, or stock dividend if, on the record date of such reclassification, reorganization, other change or stock dividend or the effective date of such consolidation, merger or amalgamation or dividend payment, as the case may be, such Optionee had been the registered holder of the number of Shares to which such Optionee was theretofore entitled upon such exercise.

9.4
In the event the Corporation should declare and pay a special cash dividend or other distribution out of the ordinary course, a special dividend in specie on the Shares, or a stock dividend other than in the ordinary course, the Option Price of all Options outstanding on the record date of such dividend or other distribution shall be reduced by an amount equal to the cash payment or other distribution or the fair market value of the dividend in specie or stock dividend or other distribution, as determined by the Committee in its sole discretion but subject to all necessary regulatory approvals.

10.
Amendment or Discontinuance of the Plan

10.1
The Board may amend or discontinue the Plan at any time, without shareholder approval, provided, however, that no such amendment may materially and adversely affect any Option previously granted to an Optionee without the consent of the Optionee, except to the extent required by law. Any such amendment shall, if required, be subject to the prior approval of, or acceptance by, any stock exchange on which the Shares are then listed and posted for trading.

10.2
Notwithstanding anything contained to the contrary in this Plan or in any resolution of the Board in implementation thereof:

(a)
in the event the Corporation proposes to amalgamate, merge or consolidate with any other corporation (other than a wholly-owned Subsidiary) or to liquidate, dissolve or wind-up, or in the event an offer to purchase or repurchase the Shares of the Corporation or any part thereof shall be made to all or substantially all holders of Shares of the Corporation, the Corporation shall have the right, upon written notice thereof to each Optionee holding Options under the Plan, to permit the exercise of all such Options within the 20 day period next following the date of such notice and to determine that upon the expiration of such 20 day period, all rights of the Optionees to such Options or to exercise same (to the extent not theretofore exercised) shall ipso facto terminate and cease to have further force or effect whatsoever;

(b)
in the event of the sale by the Corporation of all or substantially all of the assets of the Corporation as an entirety or substantially as an entirety so that the Corporation shall cease to operate as an active business, any outstanding Option may be exercised as to all or any part of the Optioned Shares in respect of which the Optionee would have been entitled to exercise the Option in accordance with the provisions of the Plan at the date of completion of any such sale at any time up to and including, but not after the earlier of: (i) the close of business on that date which is 30 days following the date of completion of such sale; and (ii) the Expiry Time; but the Optionee shall not be entitled to exercise the Option with respect to any other Optioned Shares;

  (c)
  subject to the rules of any applicable stock exchange or other regulatory authority, the Board may, by resolution, advance the date on which any Option may be exercised or extend the Expiry Time provided that the Board shall not, in the event of any such advancement or extension, be under any obligation to advance or extend the date on or by which Options may be exercised by any other Optionee; and

  (d)
  the Board may, by resolution, but subject to applicable regulatory requirements, decide that any of the provisions hereof concerning the effect of termination of the Optionee's employment shall not apply to any Optionee for any reason acceptable to the Board.

        Notwithstanding the provisions of this Article 10, should changes be required to the Plan by any securities commission, stock exchange or other governmental or regulatory body of any jurisdiction to which the Plan or the Corporation now is or hereafter becomes subject, such changes shall be made to the Plan as are necessary to conform with such requirements and, if such changes are approved by the Board, the Plan, as amended, shall be filed with the records of the Corporation and shall remain in full force and effect in its amended form as of and from the date of its adoption by the Board.

11.
Miscellaneous Provisions

11.1
An Optionee shall not have any rights as a shareholder of the Corporation with respect to any of the Shares covered by such Option until the date of issuance of a certificate for Shares upon the exercise of such Option, in full or in part, and then only with respect to the Shares represented by such certificate or certificates. Without in any way limiting the generality of the foregoing, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such shares certificate is issued.

11.2
Nothing in the Plan or any Option shall confer upon an Optionee any right to continue or be re-elected as a director of the Corporation or any right to continue in the employ of the Corporation or any Related Entity, or affect in any way the right of the Corporation or any Related Entity to terminate his or her employment at any time; nor shall anything in the Plan or any Option be deemed or construed to constitute an agreement, or an expression of intent, on the part of the Corporation or any Related Entity to extend the employment of any Optionee beyond the time which he or she would normally be retired pursuant to the provisions of any present or future retirement plan of the Corporation or any Related Entity or any present or future retirement policy of the Corporation or any Related Entity, or beyond the time at which he or she would otherwise be retired pursuant to the provisions of any contract of employment with the Corporation or any Related Entity.

11.3
Notwithstanding Section 5.6 hereof, if the Optionee is a Permitted Assign, the Option may be transferred or assigned between the Optionee and the employee, executive officer, director or consultant associated with the Optionee.

11.4
The Plan and all matters to which reference is made herein shall be governed by and interpreted in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

11.5
Effective as of the date of ratification by the Board of Directors of the Corporation and all regulatory approvals of the Plan as contemplated by Section 12.1 hereof, the Plan shall replace and supercede the Corporation's 2000 Stock Option Plan (the "Current Plan") and no further options shall be granted pursuant to the Current Plan; provided that nothing herein shall affect the existence or validity of any options granted under the Current Plan prior to such date, which options shall remain in full force and effect.

12.
Shareholder and Regulatory Approval

12.1
The Plan shall be subject to ratification by the Board of Directors of the Corporation and to acceptance by any stock exchange on which the Corporation has listed its securities and any other relevant regulatory authority. Any Options granted under the Plan prior to such ratification and acceptance shall be conditional upon such ratification and acceptance being given and no such Options may be exercised unless and until such ratification and acceptance are given.

12.2
Any material amendment to an Option held by an Insider, including a reduction in the Option Price or extension of the Expiry Time, must be approved by a majority of votes cast at a meeting of shareholders other than votes attaching to securities beneficially owned by the Optionee and his or her Associates and Affiliates.

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HOSTOPIA.COM INC. 2006 STOCK OPTION PLAN